Exhibit 99

MERIDIAN BANCORP, INC. TO COMMENCE STOCK OFFERING

Peabody, Massachusetts, May 20, 2014 — Meridian Interstate Bancorp, Inc. (the “Company”) (NasdaqGS: EBSB), the holding company for East Boston Savings Bank, announced today that Meridian Bancorp, Inc., a newly formed corporation (“New Meridian”) that is the proposed successor holding company for East Boston Savings Bank, is commencing its stock offering in connection with the Company’s previously announced plans to become a fully public company.

New Meridian is offering between 23,375,000 and 31,625,000 shares of common stock for sale at $10.00 per share, subject to increase to up to 36,368,750 shares, which represents the majority ownership interest in the Company currently owned by Meridian Financial Services, Incorporated. At the conclusion of the conversion and offering, each existing share of common stock held by the public stockholders of the Company will be exchanged for between 1.7580 and 2.3785 shares of New Meridian, subject to adjustment to up to 2.7353 shares of New Meridian. This exchange ratio, which will be determined at closing, ensures that the Company’s current public stockholders will maintain approximately the same aggregate percentage ownership interest in New Meridian that they had in the Company, as adjusted to reflect certain assets owned by Meridian Financial Services, Incorporated. After the completion of the conversion and offering, New Meridian will be 100% owned by public stockholders and the Company and Meridian Financial Services, Incorporated will cease to exist.

On or about May 20, 2014, offering materials will be mailed to East Boston Savings Bank depositors eligible to purchase shares in the subscription offering, and proxy solicitation materials will be mailed to stockholders. Shares of common stock not sold in the subscription offering will be available in a community offering to the general public, including stockholders of the Company. The subscription and community offerings are expected to expire at 5:00 p.m., Eastern Time, on June 20, 2014. Any shares not sold in the subscription and community offerings are expected to be sold in a syndicated or firm commitment underwritten offering.

New Meridian has established a Stock Information Center to handle inquiries of its depositors, stockholders and other prospective investors with respect to the subscription and community offerings. Copies of the prospectus and order forms for ordering stock in the subscription and community offerings may only be obtained from the Stock Information Center. The Stock Information Center’s telephone number is (978) 977-7171. The Stock Information Center’s hours of operation will be from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, and from 10:00 a.m. to 4:00 p.m., Eastern Time, on Saturday, June 14.

Sterne, Agee & Leach, Inc. is assisting New Meridian in selling its common stock in the subscription and community offerings on a best efforts basis.

The completion of the conversion and offering is subject to selling a minimum of 23,375,000 shares in the offering, the receipt of all regulatory approvals and the approval of the Company’s stockholders.

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve or the Massachusetts Commissioner of Banks for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement (and, in the case of the subscription offering, an accompanying stock order form).

The Company has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by the Company and New Meridian free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company and New Meridian are available free of charge from the Corporate Secretary of the Company at 67 Prospect Street, Peabody, Massachusetts 09160, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of the Company are participants in the solicitation of proxies in favor of the conversion from the stockholders of the Company. Information about the directors and executive officers of the Company is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

Contact:

Richard J. Gavegnano, Chairman and Chief Executive Officer

(978) 977-2211